Exhibit 99.2

• Quarterly Financial Supplement INVESTOR RELATIONS DEPARTMENT • 3300 ENTERPRISE PARKWAY BEACHWOOD, OHIO 44122 • p. (216) 755-5500 f. (216) 755-1500 • WWW.DDR.COM For the three months ended March 31, 2010

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Table of Contents

Section	Page

Earnings Release & Financial Statements	1 – 14

Financial Summary	2.0
Financial Highlights	2.1
Market Capitalization and Financial Ratios	2.2a – 2.2b
Total Market Capitalization Summary	2.3
Debt to EBITDA Calculation	2.4
Significant Accounting Policies	2.5a – 2.5b
Other Real Estate Information	2.6
Reconciliation of Non-GAAP Financial Measures	2.7a – 2.7d

Joint Venture Financial Summary	3.0
Joint Venture Investment Summary	3.1
Joint Venture Combining Financial Statements	3.2

Investment Summary	4.0
Acquisitions and Dispositions	4.1
Developments and Redevelopments	4.2
Projects Primarily on Hold	4.3

Portfolio Summary	5.0
Portfolio Characteristics	5.1
Leased Rate and Average Annualized Base Rental Rates	5.2
Leasing Summary	5.3
Leasing Summary of Formerly Vacant Spaces	5.4
Lease Expirations	5.5
Largest Tenants by Owned and Managed GLA	5.6
Largest Tenants by GLA and Base Rental Revenues	5.7

Debt Summary	6.0
Summary of Consolidated Debt	6.1
Summary of Joint Venture Debt	6.2
Consolidated Debt Detail	6.3 – 6.6
Joint Venture Debt Detail	6.7 – 6.9

Investor Contact Information	7.0
Property list available online at www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property, the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended March 31, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Scott Schroeder	Kate Deck
216-755-5500	216-755-5500
sschroeder@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS FFO PER
DILUTED SHARE OF $0.28 FOR THE QUARTER ENDED
MARCH 31, 2010 BEFORE NON-OPERATING ITEMS
CLEVELAND, OHIO, April 22, 2010 - Developers Diversified Realty (NYSE: DDR) today announced operating results for the first quarter ended March 31, 2010.
•	The Company’s first quarter operating Funds From Operations (“FFO”) was $65.2 million, or $0.28 per diluted share, before $36.8 million of net charges.

The net charges, primarily non-cash, for the three months ended March 31, 2010 are summarized as follows (in millions):

Non-cash loss on equity derivative instruments related to Otto investment	$24.9
Executive separation charge	2.1
Non-cash impairment charges – consolidated assets	2.1
Consolidated impairment charges and loss on sales included in discontinued operations	2.4
Debt extinguishment costs and other expenses	3.1
FFO associated with Mervyns joint venture, net of non-controlling interest	2.0
Loss on asset sales – equity method investments	1.3
Gain on repurchases of senior notes	(1.1)

$36.8

•	The Company reported operating FFO for the three-month period ended March 31, 2009 of $85.0 million, or $0.66 per diluted share, before $55.0 million of net gains.

The net gains for the three months ended March 31, 2009 are summarized as follows (in millions):

Gain on repurchases of senior notes	$72.6
Non-cash impairment charges – consolidated assets	(10.9)
Loss on disposition of joint venture investment	(5.8)
Non-cash impairment charge on equity method investment	(0.9)

$55.0

•	FFO applicable to common shareholders for the three-month period ended March 31, 2010, including the above net charges, was $28.4 million, or $0.12 per diluted share, which compares to FFO of $140.0 million, or $1.08 per diluted share, for the prior-year comparable period. Net loss applicable to common shareholders for the three-month period ended March 31, 2010 was $34.8 million, or a loss of $0.15 per diluted share, which compares to net income of $76.8 million, or $0.59 per diluted share, for the prior-year comparable period.

•	Executed leases during the first quarter of 2010 totaled a Company record of approximately 2.6 million square feet, including 180 new leases and 242 renewals, which includes 0.3 million square feet of leases executed for managed assets.

•	On a cash basis, leasing spreads on new leases and renewals on a combined basis decreased 2.9% for the first quarter, an improvement over fourth quarter results.

•	Core portfolio leased percentage at March 31, 2010 was 91.3% compared to 91.2% at December 31, 2009.

•	Same store net operating income (“NOI”) for the quarter decreased 2.6% over the prior-year comparable period.
“We are very pleased with the results from operations and the overall performance of our platform. Leasing velocity continues to improve as tenant sales advance, quality space becomes increasingly scarce and newly constructed opportunities are relatively non-existent. Moreover, in the first quarter, we continued to enhance the strength of our balance sheet, meaningfully improve liquidity and extend our debt maturities. This progress was achieved through our continued focus on long-term capital market strategies consistent with our stated goals,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.
Financial Results:
Net loss applicable to common shareholders was $34.8 million, or a loss of $0.15 per share (diluted and basic), for the three-month period ended March 31, 2010, as compared to net income of $76.8 million, or $0.59 per share (diluted and basic), for the prior-year comparable period.
FFO applicable to common shareholders was $28.4 million, or $0.12 per share (diluted and basic), for the three-month period ended March 31, 2010, as compared to FFO of $140.0 million, or $1.08 per share (diluted and basic) for the three-month period ended March 31, 2009. The decrease in FFO for the three-month period ended March 31, 2010, is primarily the result of a decrease in the gain recognized on the repurchases of senior notes, the loss on equity derivative instruments and the impact of 2009 asset sales.

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating net charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO is presented in the financial highlights section.
Leasing:
The following results for the three-month period ended March 31, 2010, highlight continued strong leasing activity throughout the portfolio including a Company record for executed deals despite the current economic environment:
•	Executed 180 new leases aggregating approximately 1.2 million square feet and 242 renewals aggregating approximately 1.4 million square feet, which includes 0.3 million square feet of leases executed for managed assets.

•	Total portfolio average annualized base rent per occupied square foot, excluding assets in Brazil, as of March 31, 2010 was $12.37, as compared to $12.29 at March 31, 2009.

•	Core portfolio leased rate was 91.3% as of March 31, 2010, as compared to 90.7% at March 31, 2009.

•	On a cash basis, leasing spreads for new leases decreased by 5.9% and renewals decreased by 1.9%. This marks an improvement from the decrease of 15.3% for new leases reported in the fourth quarter of 2009.
Overall, the Company remains encouraged by the leasing activity achieved during the first quarter. While the resulting rental spreads and core occupancy levels are much less favorable than what the Company has historically achieved, the Company is continuing to make strides in retenanting the bankruptcy driven vacancies that have impacted the retail sector.

Dispositions:
The Company sold five consolidated shopping center properties, aggregating 0.9 million square feet, in the first quarter of 2010, generating gross proceeds of approximately $30.9 million. The Company recorded an aggregate net gain on sale of approximately $0.6 million related to these assets in the first quarter.
In March 2010, the DDRTC Core Retail Fund LLC, an unconsolidated investment in which the Company has an approximate 15% ownership interest, sold 16 shopping center assets for $424.3 million. This transaction resulted in a loss of $8.7 million for the three months ended March 31, 2010, of which the Company’s proportionate share was $1.3 million.
Wholly-Owned and Consolidated Joint Venture Development:
The Company currently has the following wholly-owned and consolidated joint venture shopping center projects under construction:

		Expected
		Remaining	Initial
		Cost	Anchor
Location	Owned GLA	($ Millions)	Opening *	Description
Boise (Nampa), Idaho	431.7	$17.1	2H 07	Community Center
Austin (Kyle), Texas **	443.1	16.5	2H 09	Community Center

Total	874.8	$33.6

*	2H = Second Half

**	Consolidated 50% Joint Venture
In addition to these projects, which will be developed in phases, the Company and its joint venture partners intend to commence construction on various other developments only after substantial tenant leasing has occurred and acceptable construction financing is available, including several international projects.
Wholly-Owned and Consolidated Joint Venture Redevelopments and Expansions:
The Company is currently expanding/redeveloping a wholly-owned shopping center in Miami (Plantation), Florida, at a projected aggregate net cost of approximately $48.1 million. At March 31, 2010, approximately $24.0 million of costs had been incurred in relation to the redevelopment of this project.
Financings:
In March 2010, the Company issued $300 million, 7.5% senior unsecured notes due April 2017. The notes were offered at 99.995% of par with a yield to maturity of 7.5%. Proceeds from the offering were used to repay debt with shorter-term maturities and to repay amounts outstanding on the Company’s unsecured credit facilities.
In the first quarter of 2010, the Company purchased approximately $155.9 million aggregate principal amount of its outstanding senior unsecured notes at a discount to par, resulting in a gross gain of approximately $4.1 million prior to the write-off of unamortized deferred financing costs. Included in the first quarter purchases was $83.1 million principal amount of near-term outstanding senior unsecured notes repurchased through a cash tender offer at par in March 2010. The first quarter purchases primarily included debt maturing in 2010 and 2011.

The Company also prepaid $130 million of near-term secured debt as well as reduced the amounts outstanding under its revolving credit facilities by nearly $430 million during the first quarter of 2010.
Through the above financing activities, the Company continued to extend the weighted average term of its debt maturities.
Equity Issuances:
In February 2010, the Company issued approximately 42.9 million of its common shares in an underwritten offering for net proceeds of approximately $338.1 million. In January 2010, the Company also sold approximately 5.0 million of its common shares through its continuous equity program, generating gross proceeds of approximately $46.1 million. Substantially all net proceeds from equity issuances were used to repay debt.
Guidance:
The Company has revised guidance to reflect the effects of capital raising activities completed in the first quarter. The Company estimates operating FFO for the year of $1.00-$1.05 per diluted share. The change in guidance is entirely attributed to capital raising activities in the first quarter that were larger than expected and occurred earlier in the year than budgeted. Operational and asset sale assumptions provided in a press release on January 12, 2010 remain the same.
Developers Diversified owns and manages approximately 640 retail operating and development properties in 44 states, Brazil, Canada and Puerto Rico. Totaling more than 140 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls in and around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available on the Company’s website at www.ddr.com.
A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or on the Company’s Web site at www.ddr.com.
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended March 31, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

	Three-Month Period
	Ended March 31,
	2010	2009
Revenues:
Minimum rents (A)	$136,889	$136,130
Percentage and overage rents (A)	2,119	2,429
Recoveries from tenants	47,434	46,476
Ancillary and other property income	4,973	4,922
Management, development and other fee income	14,016	14,461
Other (B)	1,270	3,248

	206,701	207,666

Expenses:
Operating and maintenance (C)	36,101	34,320
Real estate taxes	28,940	27,275
Impairment charges (D)	2,050	7,305
General and administrative (E)	23,275	19,171
Depreciation and amortization	57,069	59,605

	147,435	147,676

Other income (expense):
Interest income	1,330	3,029
Interest expense (F)	(59,909)	(57,750)
Gain on repurchases of senior notes (F)	1,091	72,579
Loss on equity derivative instruments (G)	(24,868)	—
Other expenses (H)	(3,079)	(4,507)

	(85,435)	13,351

(Loss) income before equity in net income of joint ventures, tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes, discontinued operations and (loss) gain on disposition of real estate, net of tax	(26,169)	73,341
Equity in net income of joint ventures (I)	1,647	351
Tax (expense) benefit of taxable REIT subsidiaries and state franchise and income taxes	(1,017)	1,036

(Loss) income from continuing operations	(25,539)	74,728
(Loss) income from discontinued operations (J)	(370)	9,603

(Loss) income before gain on disposition of real estate	(25,909)	84,331
(Loss) gain on disposition of real estate, net of tax	(675)	445

Net (loss) income	(26,584)	84,776
Loss attributable to non-controlling interests	2,337	2,625

Net (loss) income attributable to DDR	$(24,247)	$87,401

Net (loss) income applicable to common shareholders	$(34,814)	$76,834

Funds From Operations (“FFO”):
Net (loss) income applicable to common shareholders	$(34,814)	$76,834
Depreciation and amortization of real estate investments	54,594	61,036
Equity in net income of joint ventures (I)	(1,647)	(778)
Joint ventures’ FFO (I)	11,555	15,159
Non-controlling interests (OP Units)	8	79
Gain on disposition of depreciable real estate	(1,267)	(12,334)

FFO applicable to common shareholders	28,429	139,996
Preferred dividends	10,567	10,567

FFO	$38,996	$150,563

Per share data:
Earnings per common share
Basic	$(0.15)	$0.59

Diluted	$(0.15)	$0.59

Dividends Declared	$0.02	$0.20

Funds From Operations – Basic (K)	$0.12	$1.08

Funds From Operations – Diluted (K)	$0.12	$1.08

Basic – average shares outstanding	227,133	128,485

Diluted – average shares outstanding	227,133	129,684

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(A)	Base and percentage rental revenues for the three-month period ended March 31, 2010, as compared to the prior-year comparable period, increased $0.5 million primarily due to the acquisition of three shopping centers and the completion of certain developments in 2009 aggregating $3.5 million. This increase was partially offset by store closings related to major tenant bankruptcies in the first quarter of 2009, which approximated $3.0 million. Also included in rental revenues for both the three-month periods ended March 31, 2010 and 2009 is approximately $1.0 million resulting from the recognition of straight-line rents, including discontinued operations.

(B)	Other revenues were comprised of the following (in millions):

	Three Months Ended
	March 31,
	2010	2009
Lease termination fees	$0.6	$1.5
Financing fees	0.2	0.3
Other miscellaneous	0.5	1.4

	$1.3	$3.2

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three Months Ended
	March 31,
	2010	2009
Bad debt expense	$3.2	$2.8
Ground rent expense (a)	$1.3	$1.1
(a)	Includes non-cash expense for the three-month periods ended March 31, 2010 and 2009 of approximately $0.5 million and $0.4 million, respectively, related to straight-line ground rent expense.

(D)	The Company recorded impairment charges during the three-month period ended March 31, 2010, on consolidated assets that are either under contract or being marketed for sale, as the book basis of the assets was in excess of the estimated fair market value. An additional $1.0 million in impairment charges were reported for the three-month period ended March 31, 2010, as part of discontinued operations (see footnote J).

(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the three-month periods ended March 31, 2010 and 2009, general and administrative expenses were approximately 5.5% and 4.3% of total revenues, respectively, including joint venture and managed property revenues. During the three months ended March 31, 2010, the Company incurred a $2.1 million separation charge relating to the departure of an executive officer. Excluding this charge, general and administrative expenses were 5.0% of total revenues for the three months ended March 31, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(F)	The Company recorded non-cash interest expense of approximately $2.0 million and $3.9 million for the three-month periods ended March 31, 2010 and 2009, respectively, related to amortization of the debt discount on its convertible debt outstanding. In addition, the gain on the repurchases of senior notes was reduced by $2.6 million and $7.5 million for the three-month periods ended March 31, 2010 and 2009, respectively, related to the adjustment required for the convertible debt.

(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments issued as part of the Otto Transaction completed in 2009.

(H)	Other (expenses) income for the three months ended March 31, 2010, primarily related to debt extinguishment costs of $1.1 million, litigation-related expenditures of $1.7 million and the write off of costs related to abandoned development projects and other transactions of $0.7 million. Other (expenses) income for the three months ended March 31, 2009, primarily related to the write-off of costs associated with abandoned development projects and other transactions as well as litigation-related expenditures aggregating $3.6 million and a $0.9 million loss on the sale of Macquarie DDR Trust units.

(I)	The following is a summary of the combined operating results of the Company’s unconsolidated joint ventures. The results for the three month-period ended March 31, 2009 include the MDT US LLC joint venture. The Company had its interest in this joint venture redeemed in October 2009.

	Three Months Ended
	March 31,
	2010	2009
Revenues from operations (a)	$172,225	$214,154

Operating expenses	66,887	82,081
Depreciation and amortization of real estate investments	48,058	58,727
Interest expense	59,995	64,500

	174,940	205,308

(Loss) income from operations before tax expense and discontinued operations	(2,715)	8,846
Income tax expense	(4,799)	(1,990)
Loss from discontinued operations, net of tax	(584)	(246)
Loss on disposition of discontinued operations, net of tax (b)	(8,752)	(29)
Loss on disposition of assets (c)	—	(26,741)
Other, net	—	11,678

Net loss	$(16,850)	$(8,482)

DDR ownership interests (d)	$1,660	$791

     FFO from joint ventures are summarized as follows:

Net loss	$(16,850)	$(8,482)
Depreciation and amortization of real estate investments	50,314	64,041

	$33,464	$55,559

DDR ownership interests	$11,555	$15,159

DDR joint venture distributions received, net	$10,799	$8,675

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(a)	Revenues for the three-month periods ended March 31, 2010 and 2009 reflect an approximate $1.2 million reduction and $0.7 million increase, respectively, resulting from the recognition of straight-line rents, of which the Company’s proportionate share was $0.2 million in 2010 and de minimis in 2009.

(b)	Loss on disposition of discontinued operations includes the sale of 16 properties by one of the Company’s unconsolidated joint ventures in the first quarter of 2010. This disposition of assets resulted in a loss of $8.7 million for the three months ended March 31, 2010 in addition to the $145.0 million impairment charge recorded by this joint venture in the fourth quarter of 2009.

(c)	An unconsolidated joint venture in the first quarter of 2009 disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(d)	The Company’s share of joint venture equity in net loss was decreased by $0.4 million for the three-month period ended March 31, 2009. This adjustment related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions.

At March 31, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 258 and 327 shopping center properties, respectively.

(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three Months Ended
	March 31,
	2010	2009
Revenues from operations	$657	$12,241

Operating expenses	379	4,039
Impairment charges	1,022	3,600
Interest, net	90	3,133
Depreciation and amortization of real estate investments	102	3,475

Total expenses	1,593	14,247

Loss before gain on disposition of real estate	(936)	(2,006)
Gain on disposition of real estate, net	566	11,609

Net (loss) income	$(370)	$9,603

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(K)	For purposes of computing FFO per share (basic), the weighted average shares outstanding were adjusted to reflect the assumed conversion of approximately 0.4 million Operating Partnership Units (“OP Units”) outstanding at March 31, 2010 and 2009, into 0.4 million common shares for the three-month periods ended March 31, 2010 and 2009, on a weighted-average basis. The weighted average diluted shares and OP Units outstanding, for purposes of computing both FFO and operating FFO, were approximately 236.2 million and 129.7 million for the three-month periods ended March 31, 2010 and 2009, respectively.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

Selected Balance Sheet Data (A):	March 31, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,963,032	$1,971,782
Buildings	5,674,571	5,694,659
Fixtures and tenant improvements	297,114	287,143

	7,934,717	7,953,584
Less: Accumulated depreciation	(1,358,870)	(1,332,534)

	6,575,847	6,621,050
Land held for development and construction in progress	848,552	858,900
Assets held for sale	2,430	10,453

Real estate, net	7,426,829	7,490,403

Investments in and advances to joint ventures	409,639	420,541
Cash	25,748	26,172
Restricted cash (B)	57,782	95,673
Notes receivable	59,234	74,997
Receivables, including straight-line rent, net	137,955	146,809
Other assets, net	170,816	172,011

	$8,288,003	$8,426,606

Liabilities:
Indebtedness:
Revolving credit facilities	$346,015	$775,028
Unsecured debt	1,840,275	1,689,841
Mortgage and other secured debt	2,544,611	2,713,794

	4,730,901	5,178,663
Dividends payable	11,968	10,985
Other liabilities (C)	280,226	283,995

	5,023,095	5,473,643
Redeemable operating partnership units	627	627
Equity	3,264,281	2,952,336

	$8,288,003	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)

(A)	Amounts include the consolidation of a 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), that owns 30 sites formerly occupied by Mervyns at March 31, 2010, which includes the following (in millions):

	March 31, 2010	December 31, 2009
Real estate, net	$214.2	$218.7
Restricted cash	43.3	50.5
Mortgage debt	220.6	225.4
Non-controlling interests	20.0	22.4
In addition, included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of Accounting Standard Codification No. 810, “Amendments to FASB Interpretation No. 46(R)” (“ASC 810”) as of January 1, 2010.

(B)	Included in restricted cash are amounts held by a lender on behalf of MV LLC as noted above. Also included in restricted cash is $14.5 million and $45.2 million at March 31, 2010 and December 31, 2009, respectively, relating to the terms of a bond issue for one of the Company’s projects in Mississippi.

(C)	Includes an $81.0 million and $56.1 million non-cash liability relating to the warrants issued in connection with the Otto Transaction as of March 31, 2010 and December 31, 2009, respectively. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands)
Selected Balance Sheet Data (continued):
Combined condensed balance sheets relating to the Company’s joint ventures are as follows:

	March 31, 2010	December 31, 2009
Land	$1,645,455	$1,782,431
Buildings	4,879,556	5,207,234
Fixtures and tenant improvements	144,493	146,716

	6,669,504	7,136,381
Less: Accumulated depreciation	(637,662)	(636,897)

	6,031,842	6,499,484
Land held for development and construction in progress (A)	159,249	130,410

Real estate, net	6,191,091	6,629,894
Receivables, including straight-line rent, net	114,758	113,630
Leasehold interests	11,166	11,455
Other assets	328,014	342,192

	$6,645,029	$7,097,171

Mortgage debt (B)	$4,151,864	$4,547,711
Notes and accrued interest payable to DDR	74,724	73,477
Other liabilities	195,498	194,065

	4,422,086	4,815,253
Accumulated equity	2,222,943	2,281,918

	$6,645,029	$7,097,171

(A)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $51.5 million and $37.6 million at March 31, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at March 31, 2010 included a joint venture under development with assets of approximately $24.9 million that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810.

(B)	The Company’s proportionate share of joint venture debt aggregated approximately $855.3 million and $917.0 million at March 31, 2010 and December 31, 2009, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
FINANCIAL HIGHLIGHTS
(In Millions Except Per Share Information)

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2010	2009	2008
FUNDS FROM OPERATIONS:
Net (Loss) Income Applicable to Common Shareholders	$(34.8)	$(398.9)	$(114.2)
Depreciation and Amortization of Real Estate Investments	54.5	224.2	236.3
Equity in Net (Income) Loss From Joint Ventures	(1.6)	9.3	(17.7)
Joint Venture Funds From Operations	11.6	43.7	68.4
Non-Controlling Interests (OP Units)	—	0.2	1.1
Gain on Disposition of Real Estate	(1.3)	(23.1)	(4.2)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	28.4	(144.6)	169.7
PREFERRED DIVIDENDS	10.6	42.3	42.3

FUNDS FROM OPERATIONS	$39.0	$(102.3)	$212.0

RECONCILIATION TO OPERATING FFO:
Non-cash loss on equity derivative instruments	$24.9	$199.8	$—
Non-cash impairment charges — consolidated and equity method, net of non-controlling interests	2.1	230.0	163.5
Consolidated impairment charges and loss on sales included in discontinued operations	2.4	117.6	15.3
Executive separation charge, change in control charge and termination of equity award plan	2.1	15.4	15.8
FFO associated with Mervyns joint venture, net of non-controlling interests	2.0
Debt extinguishment costs, net loan loss reserve and other	3.1	30.0	27.1
Impairment charges, derivative gains/losses and losses on asset sales — equity method investments	1.3	19.0	6.6
Gain on redemption of joint venture interests	—	(23.9)	—
Gain on repurchases of senior notes	(1.1)	(145.1)	(10.5)

OPERATING FFO	$65.2	$298.2	$387.5

PER SHARE INFORMATION:
Funds From Operations — Diluted	$0.12	$(0.90)	$1.40
Operating FFO — Diluted	$0.28	$1.83	$3.20
Net (Loss) Income — Diluted	$(0.15)	$(2.51)	$(0.96)
Dividends	$0.02	$0.44	$2.07

COMMON SHARES & OP UNITS:
Outstanding	250.4	202.0	129.0
Weighted average — diluted (FFO)	236.2	160.1	121.0
Weighted average — diluted (Operarting FFO)	236.2	163.2	121.0

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (1)	5.5%	5.4%	5.2%

REVENUES:
DDR Revenues	$207.4	$843.3	$943.7
Joint Venture & Managed Revenues	216.7	902.0	946.3

TOTAL REVENUES (2)	$424.1	$1,745.3	$1,890.0

NET OPERATING INCOME:
DDR Net Operating Income	$141.9	$581.6	$682.6
Joint Venture Net Operating Income	110.7	532.3	617.5

TOTAL NET OPERATING INCOME (3)	$252.6	$1,113.9	$1,300.1

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,785.8	$8,823.7	$9,109.6
Joint Venture Real Estate at Cost (4)	6,828.8	7,266.8	9,276.0

TOTAL REAL ESTATE AT COST	$15,614.6	$16,090.5	$18,385.6

(1)	The 2010 results include an executive separation charge of $2.1 million. Excluding this charge, general and administrative expenses were approximately 5.0% of total revenues for the three months ended March 31, 2010. The 2009 results include $15.4 million relating to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues. The 2008 results include $15.8 million for a non-cash charge relating to the termination of an equity award plan. Excluding this charge, general and administrative expenses were approximately 4.3% of total revenues.

(2)	Includes all revenues from discontinued operations as well as joint venture and managed revenues.

(3)	Includes activities from discontinued operations.

(4)	Periods after October 2009 include the impact of the redemption of the Company’s interest in the MDT US LLC joint venture which reduced the joint venture real estate at cost by $1.6 billion. DDR’s consolidated real estate at cost increased by $113.3 million related to the three assets transferred to the Company in connection with the redemption.
Financial Highlights 2.1

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
MARKET CAPITALIZATION & FINANCIAL RATIOS
(In Millions Except Ratios)

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2010	2009		2008
DDR DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS AND NOTES RECEIVABLE	50.4%	54.5%		58.8%

DDR & JV DEBT TO UNDEPRECIATED REAL ESTATE ASSETS, INVESTMENTS AND NOTES RECEIVABLE	53.5%	57.4%		62.2%

INTEREST COVERAGE RATIO:
Interest Expense	$56.4	$226.0		$241.1
FFO Before Interest and Preferred Dividends	$132.2	$578.7		$684.0

	2.34	2.56		2.84
DEBT SERVICE COVERAGE RATIO:
Debt Service	$63.8	$249.2		$268.2
FFO Before Interest and Preferred Dividends	$132.2	$578.7		$684.0

	2.07	2.32		2.55
FIXED CHARGES (INCLUDING PREFERRED DIVIDENDS) COVERAGE RATIO:
Fixed Charges	$74.4	$291.5		$310.5
FFO Before Interest and Preferred Dividends	$132.2	$578.7		$684.0

	1.78	1.99		2.20
DIVIDEND PAYOUT RATIO:
Common Share Dividends and Operating Partnership Interests	$5.0	$64.7	(1)	$249.8
FFO less preferred dividends	$64.3	$443.2		$398.0

	7.8%	14.6	%(1)	62.8%

(1)	Includes issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

	Rating	Outlook
CREDIT RATINGS
Moody’s	Baa3	negative
S&P	BB	negative
Fitch	BB	negative
Market Capitalization and Financial Ratios 2.2.a

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
MARKET CAPITALIZATION & FINANCIAL RATIOS CONTINUED
(In Millions)

	Three Months
	Ended
	March 31,	Year Ended December 31,
	2010	2009	2008
UNDEPRECIATED REAL ESTATE ASSETS, CASH, INVESTMENTS AND NOTES RECEIVABLE
Undepreciated Real Estate Assets	$8,785.8	$8,823.7	$9,109.6
Undepreciated Real Estate Intangible Assets	57.1	59.4	64.7
Cash and Cash Equivalents, including Restricted Cash	75.4	121.8	141.3
Notes Receivable	59.2	75.0	75.8
Investments in and Advances to Joint Ventures	409.6	420.5 (3)	583.8

	$9,387.1	$9,500.4	$9,975.2

DDR & JV UNDEPRECIATED REAL ESTATE ASSETS, CASH, INVESTMENTS AND NOTES RECEIVABLE
Undepreciated Real Estate Assets	$8,785.8	$8,823.7	$9,109.6
Undepreciated Real Estate Intangible Assets	57.1	59.4	64.7
Cash and Cash Equivalents, including Restricted Cash	75.4	121.8	141.3
Notes Receivable or Proportionate Share Thereof	62.2	76.5	141.3
Proportionate Share of JV Undepreciated Real Estate Assets	1,468.4	1,529.1	1,930.0

	$10,448.9	$10,610.5	$11,386.9

FUNDS FROM OPERATIONS BEFORE INTEREST AND PREFERRED DIVIDENDS
FFO	$28.4	$(144.6)	$169.7
Impairments and Other Non-Operating Adjustments (1)	35.9	587.9	228.3
Adjustment for Impact of Gains on Early Extinguishment of Debt	(1.1)	(145.1)	(10.5)
Interest Expense	60.0	245.0	259.6
Adjustment to Interest Expense for Consolidated Joint Ventures	(1.6)	(6.8)	(5.4)
Preferred Dividends, Including Preferred Operating Partnership Interests & Non-Cash Dividends	10.6	42.3	42.3

	$132.1	$578.7	$684.0

DEBT SERVICE
Interest Expense	$60.0	$245.0	$259.6
Adjustment to Interest Expense for Consolidated Joint Ventures	(1.6)	(6.8)	(5.4)
Non-cash Adjustment to Interest Expense due to Accounting for Convertible Debt (2)	(2.0)	(12.2)	(13.1)
Recurring Principal Amortization	7.4	23.2	27.1

	$63.8	$249.2	$268.2

FIXED CHARGES
Debt Service	$63.8	$249.2	$268.2
Preferred Dividends, Including Preferred Operating Partnership Interests	10.6	42.3	42.3

	$74.4	$291.5	$310.5

(1)	Impairments and Other Non-Operating Adjustments:

	YTD
	2010	2009	2008
Non-cash loss on equity derivative instruments	$24.9	$199.8	$—
Non-cash impairment charges — consolidated and equity method, net of non-controlling interests	2.1	230.0	163.5
Consolidated impairment charges and loss on sales included in discontinued operations	2.4	117.6	15.3
Executive separation charge, change in control charge and termination of equity award plan	2.1	15.4	15.8
Impairment charges, derivative gains/losses and losses on asset sales — equity method investments	1.3	19.0	6.6
Debt extinguishment costs, net loan loss reserve and other	3.1	30.0	27.1
Gain on redemption of joint venture interests	—	(23.9)	—

	$35.9	$587.9	$228.3

(2)	Adjusted to eliminate the non-cash impact of the accounting for convertible debt.

(3)	Includes the impact of the redemption of the Company’s interest in the MDT US LLC joint venture in October 2009 which reduced the Company’s investment by $23.7 million as well as aggregate joint venture impairment charges of $184.6 million.
Market Capitalization and Financial Ratios 2.2.b

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Total Market Capitalization as of March 31, 2010 (In Millions) (1) (2) (3)

	March 31, 2010		December 31, 2009
		Percentage of		Percentage of
	Amount	Total	Amount	Total
Common Shares Equity	$3,047.8	36%	$1,870.9	25%
Perpetual Preferred Stock	555.0	7%	555.0	7%
Senior Convertible Notes	356.5	4%	410.7	5%
Fixed-Rate Unsecured Debt	1,483.8	18%	1,279.2	17%
Mortgage Debt	1,654.8	20%	1,722.2	23%
Variable-Rate Revolving Credit and Term Debt	746.0	9%	1,175.0	15%
Fixed-Rate Revolving Credit and Term Debt	400.0	5%	400.0	5%
Construction Financing	89.8	1%	191.6	3%

Total	$8,333.7	100%	$7,604.6	100%

Debt to Market Capitalization		56.8%		68.1%

Notes:

(1)	Market value ($12.17 per share as of March 31, 2010 and $9.26 per share as of December 31, 2009) includes common shares outstanding (250.0 million as of March 31, 2010 and 201.6 million as of December 31, 2009) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

(2)	Does not include proportionate share of unconsolidated joint venture debt aggregating $855.3 million and $917.0 million at March 31, 2010 and December 31, 2009, respectively.

(3)	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $146.8 million and $151.7 million at March 31, 2010 and December 31, 2009, respectively.
Market Capitalization Summary 2.3

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010

	Quarter ended	Year ended
(In Millions)	March 31, 2010	December 31, 2009
Debt to EBITDA — consolidated
EBITDA:
Net loss attributable to DDR	$(24.2)	$(356.6)

Adjustments:
Impairment charges	2.1	80.6
Executive separation charge and non-cash change in control charge	2.1	15.4
Depreciation and amortization	57.1	227.2
Depreciation attributable to non-controlling interests	(0.6)	(2.6)
Interest expense	59.9	237.9
Interest expense attributable to non-controlling interests	(1.7)	(6.4)
Gain on redemption of joint venture interests	—	(23.9)
Loss on equity derivative instruments	24.9	199.8
Other expenses, net	3.1	29.4
Equity in net (income) loss of joint ventures	(1.6)	9.7
Impairment of joint venture investments	—	184.6
Gain on repurchases of senior notes	(1.1)	(145.1)
Income tax expense (benefit)	1.0	(0.7)
EBITDA adjustments from discontinued operations (1)	0.6	112.4
Loss (gain) on disposition of real estate, net	0.7	(9.1)
Impairment charges applicable to non-controlling interests	—	(35.2)

EBITDA before JVs	122.3	517.5
Pro rata share of JV FFO	11.6	43.7
Pro rata share of JV impairments, loss on disposition and derivative gains/losses	1.3	19.0

EBITDA Consolidated	$135.2	$580.1
EBITDA Consolidated — annualized	$540.8	n/a

Consolidated indebtedness	$4,730.9	$5,178.7
Non-controlling interests’ share of consolidated debt	(146.8)	(142.3)

Total consolidated indebtedness	$4,584.1	$5,036.4

Gross Debt/EBITDA — consolidated	8.48	8.68

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt. In addition, the JV debt is generally non-recourse to the Company.

Debt to EBITDA — pro rata

EBITDA before JVs	$122.3	$517.5
Pro rata share of JV EBITDA	26.8	125.8

EBITDA including pro rata share of JVs	$149.1	$643.3
EBITDA including pro rata share of JVs — annualized	$596.4	n/a

Total consolidated indebtedness	$4,584.1	$5,036.4
Pro rata share of JV debt (2)	855.3	917.0

Total pro rata indebtedness	$5,439.4	$5,953.4

Gross Debt/EBITDA — pro rata	9.12	9.25

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:

(1) Discontinued operations includes the following EBITDA adjustments:
Impairment charges	$1.0	$74.1
Interest expense, net	0.1	7.5
Depreciation and amortization	0.1	6.8
(Gain) loss on disposition of real estate, net	(0.6)	24.0

	$0.6	$112.4

(2) Includes $33.9 million representing the Company’s proportionate share of non recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Debt to EBITDA Calculation 2.4

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Significant Accounting Policies
     Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
     General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the three months ended March 31, 2010, the Company expensed $2.0 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.
     Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
     Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable
Significant Accounting Policies 2.5.a

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
     Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed or suspended and the property is available for occupancy by tenants.

•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

	Three Months
	Ended
	March 31,	Year Ended December 31,
Capitalized Costs (In Millions)	2010	2009	2008
Interest expense	$3.1	$21.8	$41.1
Construction Administration Costs	$2.4	$10.9	$13.9
•	For the three months ended March 31, 2010, the Company expensed $1.6 million for operating costs relating to development projects that have been suspended.
     Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sale of operating shopping centers are reflected as discontinued operations.
Significant Accounting Policies 2.5.b

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Other Real Estate Information
     Total Capital Expenditures
•	The Company (wholly-owned assets) incurred the following leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

Three Months
Ended
Capital Expenditures (In Millions)	March 31, 2010
Leasing	$11.2
Maintenance	0.9

Total Capital Expenditures	$12.1

Per Square Foot of Owned GLA
Leasing	$0.22
Maintenance	$0.02
     Undeveloped Land
•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•	At December 31, 2009, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2009.
     Non-Income Producing Assets
•	There are 11 consolidated shopping centers, excluding the Mervyns portfolio, and the Company’s corporate headquarters totaling 0.7 million square feet with a land and building cost basis of approximately $100 million considered non-incoming producing at March 31, 2010.
Other Real Estate Information 2.6

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Same Store NOI
(In Millions)
Same Store Net Operating Income (NOI) represents shopping center assets owned in comparable periods, excluding those under redevelopment. NOI generally includes revenues and expenses for each comparable asset, but excludes straight-line rent, lease termination income and provisions for uncollectible amounts and/or recoveries thereof. Reconciliation of Same Store NOI to Total Revenues and Certain Expenses is as follows:

	Three Months Ended
	March 31,
	2010	2009
Total Same Store NOI	$212.0	$217.6	(1)	(2.6)%
Property NOI from other operating segments	35.0	60.6

Combined NOI — DDR & Joint Ventures	$247.0	$278.2

Reconciliation to Income Statement

	Three Months Ended
	March 31,
	2010	2009
Total Revenues — DDR	$206.7	$207.7
Total Revenues — Combined Joint Ventures	172.2	214.2	(1)
Operating and Maintenance — DDR	(36.1)	(34.3)
Real Estate Taxes — DDR	(28.9)	(27.3)
Operating and Maintenance and Real Estate Taxes- Combined Joint Ventures	(66.9)	(82.1	)(1)

Combined NOI — DDR & Joint Ventures	$247.0	$278.2

(1)	The actual combined joint venture results for the three months ended March 31, 2009 include the activity of the MDT US LLC joint venture. However, for purposes of calculating the Same Store NOI, the results of the assets within the MDT US LLC joint venture not retained by the Company after the redemption were excluded for 2009.
Reconciliation of Supplemental Non-GAAP Financial Measures 2.7.a

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
(In Millions)

	Three Months Ended
	March 31,
	2010	2009

FUNDS FROM OPERATIONS:
Net (Loss) Income Applicable to Common Shareholders	$(34.8)	$76.8
Depreciation and Amortization of Real Estate Investments	54.5	61.0
Equity in Net Income From Joint Ventures	(1.6)	(0.8)
Joint Venture Funds From Operations	11.6	15.2
Non-Controlling Interests (OP Units)	—	0.1
Gain on Sales of Real Estate	(1.3)	(12.3)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$28.4	$140.0

Preferred Dividends	10.6	10.6

FUNDS FROM OPERATIONS	$39.0	$150.6

OPERATING FFO:
Non-cash loss on equity derivative instruments related to Otto investment	$24.9	$—
Executive separation charge	2.1	—
Non-cash impairment charges — consolidated assets	2.1	10.9
Consolidated impairment charges and loss on sales included in discontinued operations	2.4	—
Debt extinguishment costs and other expenses	3.1	—
FFO associated with Mervyns joint venture, net of non-controlling interest	2.0	—
Loss on asset sales — equity method investments	1.3	—
Loss on disposition of joint venture investment	—	5.8
Non-cash impairment charge on equity method investment	—	0.9
Gain on repurchases of senior notes	(1.1)	(72.6)

TOTAL NON-OPERATING ITEMS	$36.8	$(55.0)
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	28.4	140.0

OPERATING FFO	$65.2	$85.0

	Three Months Ended
	March 31,
	2010	2009
	(Income)/Expense
ADDITIONAL NON-CASH DISCLOSURES:
Below Market Rent Revenue*	$(0.1)	$(0.2)
Debt Premium Amortization Revenue*	(0.8)	(1.0)
Convertible Debt Accretion Expense	2.0	3.9
Straight Line Rent Revenue	(1.0)	(1.0)
Straight Line Ground Rent Expense	1.3	0.5

*	Prorata share of joint venture is deminis
Reconciliation of Supplemental Non-GAAP Financial Measures 2.7.b

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Consolidated Transactional Income
(In Thousands)

	Three Months Ended
	March 31,
	2010	2009
Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$(690)	$76
Loss on Sales from Discontinued Operations	(686)	(345)
Land Sale Gain (Loss)	—	(11)

	$(1,376)	$(280)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$15	$380
Gain on Sales from Discontinued Operations	1,252	11,954

	$1,267	$12,334	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$(690)	$76
Land Sale Gain (Loss)	—	(11)
Gain (Loss) on Dispositions, Net of Tax	15	380

	$(675)	$445	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$566	$11,609	(Footnote J to the Press Release)

Reconciliation of Supplemental Non-GAAP Financial Measures 2.7.c

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Joint Venture Transactional Income
(In Thousands)

	Three Months Ended
	March 31,
	2010	2009

Included in FFO:
Gains (loss) on Dispositions, Net of Tax	$—	$—
Loss on Sales from Discontinued Operations	(8,752)	—
Land Sale Gain (Loss)	—	(26,770	)(1)

	$(8,752)	$(26,770)

DDR’s Proportionate Share	$(1,312)	$(5,351)

NOT Included in FFO:
Gains (loss) on Dispositions, Net of Tax	$—	$—
Gain on Sales from Discontinued Operations	—	—

	$—	$—

DDR’s Proportionate Share (1)	$—	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate, Net of Tax
Land Sale Gain (Loss)	$—	$(26,770	)(1)
Gains (loss) on Dispositions, Net of Tax	—	—

	$—	$(26,770)		Loss on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$(8,752)	$—		Loss on Disposition of Discontinued Operations, Net of Tax

(1)	Included in loss of disposition of assets for the three months ended March 31, 2009 is the Company’s transfer of its interest in a Coventry II Fund asset.
Reconciliation of Supplemental Non-GAAP Financial Measures 2.7.d

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Joint Venture Investment Summary (1)
(In Millions)

		DDR Ownership	Consolidated	Number of	Gross Asset
Legal Name	Partner(s)%		(Yes/No)	Properties	Value at 100%	Debt
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	No	50	$2,358.2	$1,330.5

DDR Domestic Retail Fund I	DDR Domestic Retail Fund I	20%	No	63	1,467.1	966.4

Sonae Sierra Brazil BV Sarl	Sonae Sierra, SGPS, SA	50%	No	10	562.9	92.4

DDRA Community Centers Five, L.P.	DRA Advisors	50%	No	5	240.9	280.0

Coventry II Joint Ventures	Coventry II Fund	10% — 20%	No	51	860.8	627.0

RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% — 25.75%	No	13	324.4	156.2

DDR-SAU Retail Fund, LLC	Special Account — U, L.P. (State of Utah )	20%	No	29	309.9	226.2

DDR Markaz II LLC (KFC)	Kuwait Financial Centre	20%	No	13	206.1	150.5

TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	No	3	160.2	110.0

Other Unconsolidated JV Interests	Various	Various	No	22	338.3	212.7

DDR MDT MV LLC (Mervyns)	Macquarie DDR Trust (MDT)	50%	Yes	30	240.3	220.6

TOTALS				289	$7,069.1	$4,372.5

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
Joint Venture Investment Summary 3.1

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Joint Venture Combining Financial Statements
(In Millions)
Combining Balance Sheets

	Total	DDR’s Proportionate		DDR MDT MV LLC
	Unconsolidated JVs	Share		at 100%
Real estate assets	$6,828.8	$1,468.4		$240.3
Accumulated depreciation	(637.7)	(161.4)		(26.1)

Real estate, net	6,191.1	1,307.0		214.2

Receivables, net	114.8	32.5		1.3
Other assets	339.1	93.1		46.2
Disproportionate share of equity	—	(39.6	)(1)	—

	$6,645.0	$1,393.0		$261.7

Mortgage debt (2)	$4,151.9	$855.3		$220.6
Amounts payable to DDR	74.7	9.4		—
Other liabilities	195.5	50.3		1.4

	4,422.1	914.9		222.0
Accumulated equity (deficit)	2,222.9	517.6		39.7
Disproportionate share of equity	—	(39.6	)(1)	—

	$6,645.0	$1,393.0		$261.7

Combining Statements of Operations

	Total	DDR’s Proportionate	DDR MDT MV LLC
	Unconsolidated JVs	Share	at 100%
Revenues from operations	$172.2	$37.7	$0.8
Rental operation expenses	(66.9)	(13.6)	(1.9)
Impairment charges	—	—	—

Net operating income	105.3	24.1	(1.1)
Depreciation and amortization expense	(48.0)	(9.5)	(0.9)
Interest expense	(60.0)	(11.1)	(3.0)

Income (loss) before gain on sale of real estate	(2.7)	3.5	(5.0)
Income tax expense	(4.8)	(1.8)	0.0
Discontinued operations	(0.6)	0.0	0.0
Gain on disposition of discontinued operations	(8.8)	(1.3)	0.0
Gain (loss) on sale of real estate	0.0	0.0	0.0
Other gain, net	0.0	0.0	0.0
Disproportionate share of income	—	1.3 (1)	0.0

Net income (loss)	$(16.9)	$1.7	$(5.0)

DDR ownership interests	$1.7	$1.7	$0.0
Amortization of basis differential	—	—	—

	$1.7	$1.7	$0.0

Funds From Operations (“FFO”):

Net income (loss)	$(16.9)	$1.7	$(5.0)
Depreciation of real property	50.3	9.8	0.9
(Gain) loss on sale of real estate	0.0	0.0	0.0
Disproportionate share of income	—	0.1 (1)	—

	$33.4	$11.6	$(4.1)

DDR ownership interests	$11.6

(1)	Adjustments represent the effect of promoted equity structures and minority interests.

(2)	Includes approximately $214.4 million of non recourse debt to the Company of which the Company’s proportionate share is $33.9 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
Joint Venture Financial Summary 3.2

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
(dollars in millions) (GLA in thousands)
Operating Property Acquisitions
There were no significant third party acquisitions for the three months ended March 31, 2010.
Operating Property Dispositions

			DDR’s
Disposition			Effective		Total	Gross	Relinquished
Date	Location	Property Name	Ownership	JV Partner	GLA	Sales Price	Debt
01/10	Carson City, NV	Eagle Station	50%	MDT MV	60.5	$4.0	$4.4
01/10	Lynchburg, VA	Candlers Station	100%	N/A	270.8	16.2	—
01/10	Tampa, FL	Town ‘N Country Promenade	100%	N/A	134.5	7.8	—
02/10	Covington, LA	Covington Corners	100%	N/A	15.6	2.4	—
03/10	Detroit, MI	Bel-Air Centre	100%	N/A	445.3	0.6	—
03/10	Various	Portfolio of 16 Assets	15%	TIAA-CREF	3,588.7	424.3	386.4
Various	Various	Outparcels	100%	N/A	0.0	1.2	—

Total Dispositions					4,515.4	$456.5	$390.8

Acquisitions and Dispositions 4.1

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
(dollars in millions) (GLA in thousands)
Summary of Land Held for Development and Construction in Progress

	As of March 31, 2010			Projected 2010 Activity
				Net	Placed
	Land	CIP	Total	Expenditures	In Service
Ground up Development Projects in Progress	$46.4	$69.8	$116.2	$22.8	$19.4
Ground up Development Projects Primarily on Hold	375.4	228.0	603.4	(2.4)	0.0
Substantially Completed Projects Pending Lease up	37.1	63.4	100.5	9.0	14.0
Expansion and Redevelopment Projects	2.0	26.4	28.4	59.2	75.9

Total	$460.9	$387.6	$848.5	$88.6	$109.3

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening (1)	Major Anchors
Boise (Nampa), ID	Nampa Gateway Center	921.2	431.7	$126.7	$109.6	$44.8	2H 07	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas
Austin (Kyle), TX (2)	Kyle Marketplace	805.6	443.1	77.3	60.8	9.4	2H 09	Target, Kohl’s

		1,726.8	874.8	$204.0	$170.4	$54.2

Total amount included in Land Held for Development and CIP at March 31, 2010:						$116.2

(1)	2H = Second Half; either actual or anticipated

(2)	Consolidated 50% Joint Venture
Summary of Significant Wholly-Owned and Consolidated Redevelopment or Expansion Projects

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Miami (Plantation), FL	The Fountains	273.4	273.4	$48.1	$24.0	$16.9	2H 09	Kohl’s, Dick’s

CIP for Plantation, FL:						$8.2
CIP for other expansions and redevelopment projects:						20.2

Total amount included in CIP at March 31, 2010 for expansion and redevelopment projects:						$28.4

There were no Significant Joint Venture Development, Redevelopment or Expansion Projects in progress at March 31, 2010.
Developments and Redevelopments 4.2

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Ground up Development Projects Primarily on Hold

	DDR’s
	Effective	Total
Location	Ownership	Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
San Antonio (Schertz), TX	100%	85.0
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (9 sites)	100%	Various

		963.9

Total amount included in Land Held for Development and CIP at March 31, 2010 (in millions):		$603.4	(1)

(1)	Includes partners’ ownership interest of $132.5 million.
Projects Primarily on Hold 4.3

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Total Portfolio Characteristics

Shopping Centers and Interests in Retail Assets	643

Business Centers	6

Million Square Feet Owned and Managed (Total)	140

Million Square Feet Owned (Total)	98

Million Square Feet Owned (Pro Rata)	61

Core Portfolio % Leased	91.3%
Prime Portfolio Characteristics
Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

Shopping Centers	265

Million Square Feet Owned (Total)	81

% of Total Portfolio NOI	81.6%

Prime Portfolio % Leased	92.9%
Total Portfolio GLA Concentration

		GLA	Percentage of
		(in Millions)	Total GLA
1.	Georgia	13.8	9.9%
2.	Florida	12.7	9.0%
3.	New York	10.4	7.4%
4.	Ohio	9.4	6.7%
5.	North Carolina	8.5	6.0%
6.	Texas	7.1	5.1%
7.	New Jersey	5.7	4.1%
8.	California	5.2	3.7%
9.	Puerto Rico	5.0	3.6%
10.	South Carolina	4.8	3.4%
Portfolio Summary 5.1

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Leased Rate and Average Annualized Base Rental Rates PSF (1)

	Number of		Total Annualized Base Rent / S.F.
Period Ending	Properties	Leased Rate	Total	Shop Space
Q1 2010	515	91.3%	$12.37	$18.49
YE 2009	534	91.2%	$12.27	$18.26
YE 2008	611	92.6%	$12.34	$18.24
YE 2007	619	95.8%	$12.22	$17.92
YE 2006	370	96.2%	$11.57	$17.20
YE 2005	379	96.3%	$11.30	$16.63
YE 2004	373	95.4%	$11.13	$16.14
YE 2003	274	95.1%	$10.82	$15.55
YE 2002	189	95.9%	$10.58	$15.18
YE 2001	192	95.4%	$10.03	$14.02
YE 2000	190	96.9%	$9.66	$13.66
YE 1999	186	95.7%	$9.20	$12.69
YE 1998	159	96.5%	$8.99	$12.39
YE 1997	123	96.1%	$8.49	$11.69
YE 1996	112	94.8%	$7.85	$10.87
YE 1995	106	96.3%	$7.60	$10.54
YE 1994	84	97.1%	$5.89	$9.02
YE 1993	69	96.2%	$5.60	$8.56
YE 1992	53	95.4%	$5.37	$8.37

(1)	Figures exclude Brazilian portfolio, Mervyns, Service Merchandise portfolio, development properties and managed properties.
Portfolio Summary 5.2

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
(GLA and Total Rent in Thousands)
Leasing Summary for Full Year 2009 (1)

							Change in Base	Weighted
							Rent Over	Average	Tenant
	Number		New Rent	New Rent Year	Prior Rent		Prior Rent in	Lease Term	Improvements
	of Leases	GLA	Year One psf	One Total	psf	Prior Rent Total	Comp Space	(in years)*	psf
New leases
New leases replacing bankrupt tenants vacant less than one year	36	1,185	$9.84	$11,660	$12.88	$15,263	-23.6%	8.3	$18.97
New leases for spaces vacant less than one year	304	1,108	$15.41	$17,074	$16.47	$18,249	-6.4%	5.1	$9.84
New leases for spaces vacant more than one year	234	925	$15.04	$13,912	$0.00	N/A	N/A	5.4	$21.69
Total new leases	574	3,218	$13.25	$42,647	$10.41	$33,499	-14.3%	8.4	$16.61

Renewals	1,079	7,253	$11.50	$83,410	$11.40	$82,684	0.9%	4.0	$0.00

Total / Average (new leases + renewals)	1,653	10,471	$12.04	$126,056	$11.10	$116,184	-3.4%	5.5	$5.10

*	Excludes renewal options

(1)	Excludes Brazil
Leasing Summary for First Quarter 2010 (2)

							Change in Base	Weighted
	Number		New Rent	New Rent			Rent Over	Average	Tenant
	of		Year One	Year One	Prior Rent		Prior Rent in	Lease Term	Improvements
	Leases	GLA	psf	Total	psf	Prior Rent Total	Comp Space	(in years)*	psf
New leases
New leases replacing bankrupt tenants (All)	10	446	$7.74	$3,452	$11.38	$5,075	-32.0%	11.2	$5.56
New leases for spaces vacant less than one year	68	238	$16.84	$4,008	$18.14	$4,317	-7.2%	7.7	$15.39
New leases for spaces vacant more than one year	94	417	$13.58	$5,663	$0.00	$0	N/A	7.7	$5.58
Total new leases	172	1,101	$11.92	$13,123	$13.73	$9,393	-5.9%	9.1	$7.69

Renewals	217	1,073	$12.98	$13,928	$13.23	$14,196	-1.9%	4.1	$0.00

Total / Average (new leases + renewals)	389	2,174	$72.44	$27,050	$10.85	$23,589	-2.9%	6.6	$3.90

*	Excludes renewal options

(2)	Excludes Brazil and managed assets
Portfolio Summary 5.3

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Leasing Summary of Formerly Vacant Spaces Over 20,000 Square Feet

				Lease term
Location	New tenant	Former tenant	GLA	(years)(1)
Leased in 2008			186,688	8.9

Leased in 2009			1,439,662	9.4

Leased Q1 2010
Columbus, GA	The Fresh Market	Goody’s	22,697	10.0
Birmingham, AL	Big Lots	Goody’s	30,000	5.0
Columbia, SC	buybuy Baby	Circuit City	28,382	10.0
Chino, CA	Burlington Coat Factory	Mervyn’s	81,269	10.0
Fairfield, CA	Forever 21	Mervyn’s	45,022	10.0
Clovis, CA	Kohls	Mervyn’s	75,080	19.0
Santa Rosa, CA	Forever 21	Mervyn’s	42,648	10.0
Casselbury, FL	T.J. Maxx	Publix	42,648	10.0
Birmingham, AL	NAOS Entertainment	Regal Cinemas	55,398	10.0
Fayetteville, GA	Hobby Lobby	Rooms To Go	57,000	10.0
McHenry, IL	T.J. Maxx	Various	24,000	10.0
Plantation, FL	Jo-Ann Fabrics	Various	20,000	10.0

			524,144	11.0

Total Leased 2008 — Q1 2010			2,150,494	9.3

(1)	Excludes renewal options
Status of Re-Tenanting Spaces Formerly Occupied by Bankrupt Tenants (2)

	September 30, 2009	December 31, 2009	March 31, 2010
Sold/Leased	19%	24%	31%
At-Lease	9%	6%	11%
At-LOI	27%	28%	21%

Total Activity	55%	58%	63%

(2)	Includes Linens ‘N Things, Circuit City, Goody’s, Mervyn’s and Steve & Barry’s
Portfolio Summary 5.4

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Lease Expirations by Year as of March 31, 2010 (1)

	Anchor Base Rent				Shop Space Base Rent
		Revenues				Revenues
Year	Leases	($M)	Avg. PSF	% of Revenue	Leases	($M)	Avg. PSF	% of Revenue

2010	50	$14.4	$8.70	3.1%	1,444	$67.3	$19.58	12.3%
2011	123	$36.9	$8.72	8.0%	1,614	$91.8	$19.51	16.8%
2012	132	$47.7	$8.51	10.4%	1,488	$91.6	$21.99	16.8%
2013	114	$37.2	$7.95	8.1%	1,303	$78.3	$20.00	14.3%
2014	153	$53.0	$8.47	11.5%	1,255	$71.2	$21.83	13.0%
2015	116	$46.0	$9.12	10.0%	465	$34.0	$17.80	6.2%
2016	82	$36.6	$9.47	8.0%	209	$22.1	$19.36	4.0%
2017	76	$37.5	$9.75	8.2%	171	$18.2	$20.80	3.3%
2018	52	$22.8	$8.65	5.0%	205	$24.2	$18.68	4.4%
2019	60	$32.8	$10.54	7.1%	158	$21.5	$16.84	3.9%

2010 - 2019
Subtotal	958	$364.9	$8.99	79.5%	8,312	$520.2	$19.64	95.1%
Total Rent Roll	1,104	$458.9	$9.12	100.0%	8,503	$546.8	$19.96	100.0%

(1)	Excludes Brazil
Portfolio Summary 5.5

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Largest Tenants by Owned and Managed GLA (1) (2)

		Total GLA		Owned GLA	Unowned	Unowned
	Total Units	(msf)	Owned Units	(msf)	Units	GLA (msf)

1. Wal-Mart / Sam’s Club	86	13.6	35	5.3	51	8.3
2. Target	53	6.7	7	0.9	46	5.8
3. Lowe’s Home Improvement	31	4.2	13	1.7	18	2.5
4. Home Depot	34	3.8	8	0.9	26	2.9
5. Kohl’s	35	3.1	28	2.5	7	0.6
6. Kmart / Sears	34	3.0	33	2.8	1	0.2
7. Publix Supermarkets	54	2.5	51	2.3	3	0.2
8. TJX Companies	71	2.2	71	2.2	0	0.0
9. Kroger	37	2.1	36	2.0	1	0.1
10. PetSmart	76	1.7	76	1.7	0	0.0

(1)	Based on 100% ownership of joint venture properties.

(2)	Excludes Brazil
Portfolio Summary 5.6

Developers Diversified Realty
Quarterly Financial Supplement
For the three months ended March 31, 2010
Largest Tenants by GLA and Base Rental Revenues (1)

		% of
	Owned	Total	Credit Ratings
Major Tenant (units)	GLA	GLA	(S&P/Moody’s)

1. Wal-Mart / Sam’s Club (35)	4.5	7.5%	AA / Aa2
2. Kmart / Sears (33)	1.8	3.0%	BB- / Ba2
3. Lowe’s Home Improvement (13)	1.6	2.7%	A / A1
4. TJX Companies (71)	1.4	2.3%	A / A3
5. Kohl’s (28)	1.3	2.2%	BBB+ / Baa1
6. PetSmart (76)	0.9	1.5%	BB / NR
7. Kroger (36)	0.9	1.5%	BBB / Baa2
8. J.C. Penney (20)	0.9	1.5%	BB+ / Ba1
9. Target (7)	0.9	1.5%	A+ / A2
10. Bed Bath & Beyond (49)	0.9	1.5%	BBB / NR
11. Michael’s (63)	0.8	1.3%	B- / Caa1
12. Home Depot (8)	0.8	1.3%	BBB+ / Baa1
13. Toys R Us (26)	0.7	1.2%	B / B2
14. Dick’s Sporting Goods (33)	0.7	1.2%	NR / NR
15. Publix Supermarkets (51)	0.7	1.2%	NR / NR
16. Tops Markets (24) (2)	0.7	1.2%	B / NR
17. Ross Stores (46)	0.6	1.0%	BBB / NR
18. OfficeMax (41)	0.6	1.0%	B / B1
19. Dollar Tree Stores (89)	0.5	0.8%	NR / NR
20. Hobby Lobby (15)	0.5	0.8%	NR / NR

Subtotal 1-20	21.7	36.2%

Total Portfolio	60.0	100.0%

	Base Rental	% of Total	Credit Ratings
Major Tenant (units)	Rev. ($M)	Base Rent	(S&P/Moody’s)

1. Wal-Mart / Sam’s Club (35)	$28.4	4.6%	AA / Aa2
2. TJX Companies (71)	$12.1	1.9%	A / A3
3. Petsmart (76)	$11.2	1.8%	BB / NR
4. Bed Bath and Beyond (49)	$10.4	1.7%	BBB / NR
5. Lowe’s Home Improvement (13)	$9.9	1.6%	A / A1
6. Kohl’s (28)	$9.9	1.6%	BBB+ / Baa1
7. Rite Aid (40)	$9.9	1.6%	B- / Caa2
8. Michael’s (63)	$9.5	1.5%	B- / Caa1
9. Tops Markets (24) (2)	$7.8	1.3%	B / NR
10. OfficeMax (41)	$7.8	1.3%	B / B2
11. GAP / Banana Republic / Old Navy (48)	$7.6	1.2%	BB+ / NR
12. Kroger (36)	$7.3	1.2%	BBB / Baa2
13. Kmart / Sears (33)	$7.1	1.1%	BB- / Ba2
14. Ross Stores (46)	$7.0	1.1%	BBB / NR
15. Dick’s Sporting Goods (33)	$6.9	1.1%	NR / NR
16. Regal Cinemas (11)	$6.9	1.1%	B+ / Ba2
17. Cinemark Theatre (15)	$6.8	1.1%	B+ / NR
18. Best Buy (21)	$6.7	1.1%	BBB- / Baa2
19. Barnes & Noble (26)	$6.6	1.1%	NR / NR
20. Home Depot (8)	$6.1	1.0%	BBB+ / Baa1

Subtotal 1-20	$185.9	29.8%

Total Portfolio	$622.9	100.0%

(1)	Based on pro rata ownership of joint venture properties.

(2)	22 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3
Portfolio Summary 5.7

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Consolidated Debt
(In Millions)

		December 31, 2009		March 31, 2010
	December 31, 2009	DDR Pro Rata	March 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$1,594.2	$1,479.9	$1,558.3	$1,436.6
Variable rate secured loans	319.7	291.6	186.3	161.2
Secured term loan	800.0	800.0	800.0	800.0
Unsecured Public Debt	1,689.8	1,689.8	1,840.3	1,840.3
Unsecured Credit Facilities	775.0	775.0	346.0	346.0

Total	$5,178.6	$5,036.3	$4,730.9	$4,584.1

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata
Schedule of Maturities by Year	Payments	Maturities	Maturities	Total	Share
2010	$22.2	$240.7	$298.9	$561.8	$447.1
2011	28.9	172.6	577.4	778.9	778.9
2012	28.6	913.6	460.0	1,402.2	1,379.5
2013	24.0	467.3	—	491.3	491.3
2014	15.6	430.6	—	446.2	446.2
2015	15.3	10.8	169.4	195.5	195.5
2016	12.9	3.6	298.4	314.8	314.8
2017	12.6	—	300.0	312.5	312.5
2018	8.7	—	82.2	90.9	90.9
2019	3.8	74.8	—	78.6	78.6
2020 and beyond	3.1	55.0	—	58.1	48.8

	$175.6	$2,369.0	$2,186.3	$4,730.9	$4,584.1

Percentage of Total Debt	December 31, 2009	March 31, 2010
Fixed	71.1%	80.3%
Variable	28.9%	19.7%

Percentage of Total Debt	December 31, 2009	March 31, 2010
Recourse to DDR	69.5%	66.0%
Non-recourse to DDR	30.5%	34.0%
Assumes borrower extension options are exercised.
Summary of Consolidated Debt 6.1

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Joint Venture Debt
(In Millions)

		December 31, 2009		March 31, 2010
	December 31, 2009	DDR Pro Rata	March 31, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$3,807.2	$785.4	$3,395.6	$722.9
Variable rate secured loans	740.5	131.6	756.3	132.4

Total	$4,547.7	$917.0	$4,151.9	$855.3

	Scheduled	Mortgage
	Principal	Loan	Aggregate	DDR Pro Rata
Schedule of Maturities by Year	Payments	Maturities	Total	Share
2010	$6.5	$755.9	$762.3	$231.7
2011	7.2	319.5	326.7	88.4
2012	5.9	1,075.2	1,081.2	161.6
2013	5.8	169.0	174.8	17.6
2014	5.7	150.5	156.2	31.1
2015	3.0	151.3	154.3	30.7
2016	3.2	—	3.2	0.4
2017	2.9	1,372.2	1,375.1	254.5
2018	1.9	—	1.9	0.3
2019	0.8	34.1	34.9	5.1
2020 and beyond	—	81.3	81.3	34.0

	$43.0	$4,108.9	$4,151.9	$855.3

Percentage of Total Debt	December 31, 2009	March 31, 2010
Fixed	83.7%	81.8%
Variable	16.3%	18.2%

Percentage of Total Debt	December 31, 2009	March 31, 2010
Recourse to DDR	4.8%	5.2%
Non-recourse to DDR	95.2%	94.8%
Assumes borrower extension options are exercised.
Summary of Joint Venture Debt 6.2

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Consolidated Debt
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$1.25 Billion Revolving Credit Facility	$346.0		$346.0	06/11	LIBOR + 75
$75 Million Revolving Credit Facility	—		—	06/11	LIBOR + 100
Secured Credit Facility:
$800 Million Term Loan	800.0		800.0	02/12	LIBOR + 120

Total Term and Credit Facility Debt	$1,146.0		$1,146.0

PUBLIC DEBT
Medium Term Notes	$147.3		$147.3	05/10	5.00
Medium Term Notes	151.6		151.6	08/10	4.63
Medium Term Notes	124.8		124.8	04/11	5.25
Convertible Notes	106.6	(3)	106.6	08/11	3.50
Convertible Notes	236.9	(4)	236.9	03/12	3.00
Medium Term Notes	223.1		223.1	10/12	5.38
Medium Term Notes	169.4		169.4	05/15	5.50
Medium Term Notes	298.4		298.4	03/16	9.63
Medium Term Notes	300.0		300.0	04/17	7.50
Medium Term Notes	82.2		82.2	07/18	7.50

Total Public Debt	$1,840.3		$1,840.3

MORTGAGE DEBT
DDR MDT MV, LLC	$15.6		$7.8	10/10	LIBOR + 72
DDR MDT MV, LLC	205.0		102.5	10/10	5.21
Shops on the Circle, Dothan, AL	11.2		11.2	11/10	7.92
Terrell Plaza, Terrell, TX	8.8	(5)	4.4	11/10	LIBOR + 400
Lee Vista, Orlando, FL	16.4		16.4	01/11	7.00
Peach Street Square I, Erie, PA	21.5		21.5	04/11	6.88
Peach Street Square II, Erie, PA	2.5		2.5	04/11	6.88
Southland Crossings, Boardman, OH	22.3		22.3	04/11	6.88
The Promenade at Brentwood, St. Louis, MO	21.5		21.5	04/11	6.88
Centennial Promenade, Denver, CO	32.3		32.3	04/11	6.88
Merriam Village, Merriam, KS	16.2	(5)	16.2	05/11	LIBOR + 400
Cibolo Creek Center, Schertz, TX	5.5		5.5	07/11	LIBOR + 350
Union Town Center, Indian Train, NC	6.5		6.5	10/11	7.00
Westgate Plaza, Gates, NY	23.3		23.3	10/11	7.24
Ashtabula Commons, Ashtabula, OH	6.4		6.4	12/11	7.00
Kyle Crossing, Kyle, TX	25.8	(5)	12.9	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	25.7		25.7	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.7		9.7	07/12	7.37
Cortez Plaza, Bradenton, FL	11.6		11.6	07/12	7.15
Duvall Village, Bowie, MD	8.1		8.1	10/12	7.04
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
DDRC Headquarters, Beachwood, OH	33.5		33.5	04/13	LIBOR + 110
Perimeter Pointe, Atlanta, GA	28.1	(5)	28.1	04/13	LIBOR + 350
Town Center Prado, Marietta, GA	19.7	(5)	19.7	04/13	LIBOR + 350
Summary of Consolidated Debt 6.3

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Consolidated Debt (con’t)
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate (2)
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00
Family Center at Meridian, Meridian, ID	7.4		7.4	04/13	5.00
Meridian Crossroads, Meridian, ID	29.8		29.8	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.2		6.2	04/13	5.80
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	40.2		40.2	05/13	6.99
Monmouth Consumer Sq., W. Long Branch, NJ	7.3		7.3	07/13	8.57
Rotonda Plaza, Englewood, FL	1.0		1.0	07/13	5.80
Nassau Park Pavilion, Princeton, NJ	39.6		39.6	05/14	9.00
Presidential Commons, Snellville GA	20.4		20.4	05/14	9.00
Crossroads Center, Gulfport, MS	26.2		26.2	10/14	4.23
The Commons, Salisbury, MD	9.3		9.3	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.6		4.6	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.8		18.8	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.8		29.8	10/14	4.23
North Pointe Plaza, North Charleston, SC	11.7		11.7	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.8		12.8	10/14	4.23
Brook Highland Plaza, Birmingham, AL	26.3		26.3	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	19.4		19.4	10/14	4.23
Town Center Plaza, Leawood, KS	54.0		54.0	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.2		7.2	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.6		10.6	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.6		10.6	10/14	4.23
Bermuda Square, Chester, VA	8.0		8.0	10/14	4.23
Home Depot Center, Orlando Park, IL	7.1		7.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.9		10.9	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	44.2		44.2	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	7.1		7.1	10/14	4.23
Clearwater Collection, Clearwater, FL	7.6		7.6	10/14	4.23
Wendover Village, Greensboro, NC	5.1		5.1	10/14	4.23
Lexington Place, Lexington, SC	4.6		4.6	10/14	4.23
Downtown Short Pump, Richmond, VA	13.4		13.4	10/14	4.23
Loisdale Center, Springfield, VA	11.8		11.8	10/14	4.23
Windsor Court, Windsor, CT	7.8		7.8	10/14	4.23
Abernathy Square, Atlanta, GA	12.9		12.9	10/14	4.23
Sam’s Club, Worcester, MA	5.8		5.8	10/14	4.23
Wal-Mart Supercenter, Alliance, OH	7.7		7.7	10/14	4.23
Kroger, Allentown, PA	2.8		2.8	10/14	4.23
Reno Riverside, Reno, NV	3.1	(5)	3.1	02/15	Prime + 170
Hamilton Commons, Mays Landing, NJ	9.5		9.5	09/15	4.70
Consumer Square West, Columbus, OH	11.8		11.8	11/15	10.19
Tops Plaza, Lockport, NY	8.7		8.7	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	3.6		3.6	02/16	6.90
Freedom Plaza, Rome, NY	3.1		3.1	09/16	7.85
Wal-Mart, Winston-Salem, NC	8.2		8.2	09/17	6.00
Thruway Plaza (Wal-Mart), Cheektowaga, NY	3.6		3.6	10/17	6.78
Summary of Consolidated Debt 6.4

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Consolidated Debt (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate (2)
Tops Plaza, Ithaca, NY	14.3	14.3	01/18	7.05
Wal-Mart, Greenville, SC	7.8	7.8	02/18	6.00
Mohawk Commons, Niskayuna, NY	18.8	18.8	12/18	5.75
Lowes, Hendersonville, TN	7.1	7.1	01/19	7.66
Plaza Isabela, Isabela, PR	23.3	23.3	06/19	7.59
Plaza Cayey, Cayey, PR	22.1	22.1	06/19	7.59
Plaza Wal-Mart, Guayama, PR	12.4	12.4	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.6	26.6	06/19	7.59
Mariner Square, Spring Hill, FL	4.2	4.2	09/19	9.75
Northland Square, Cedar Rapids, IA	8.0	8.0	01/20	9.38
Connecticut Commons, Plainville, CT (TIF)	6.5	6.5	04/21	7.13
West Valley Marketplace, Allentown, PA	14.9	14.9	07/21	6.95
Liberty Fair Mall, Martinsville, VA	18.6	9.3	12/29	10.46
Gulfport Promenade, Gulfport, MS	30.0	30.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,744.6	$1,597.8

Total Consolidated Debt	$4,730.9	$4,584.1

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Fixed Rate	$3,798.6	$3,676.9	3.6 years	5.90%
Variable Rate	932.3	907.2	2.6 years	1.71%

	$4,730.9	$4,584.1	3.4 years	5.08%

CUMULATIVE REDEEMABLE PREFERRED SHARES	Outstanding Amount
Class G - 8.0%	$180.0
Class H - 7.375%	$205.0
Class I - 7.5%	$170.0
DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$200.0	Secured Credit Facility	3 mo. LIBOR	5.149%	June 28, 2010
Interest Rate Swap	$100.0	$1.25 Billion Revolving Credit Facility	1 mo. LIBOR	4.942%	September 29, 2010
Interest Rate Swap	$100.0	Secured Credit Facility	1 mo. LIBOR	4.815%	February 21, 2012
Summary of Consolidated Debt 6.5

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Consolidated Debt (con’t)
(In Millions)
Notes:
(1)	Assumes borrower extension options are exercised.

(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Deferred finance cost amortization of approximately $13.4 million net is offset by approximately $3.2 million of fair market value adjustments.

(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share. The principal balance on these notes is to be settled in cash. Included in this amount is $3.1 million recorded at March 31, 2010 for the accretion of the convertible debt to comply with accounting standards.

(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share. The principal balance on these notes is to be settled in cash. Included in this amount is $9.8 million recorded at March 31, 2010 for the accretion of the convertible debt to comply with accounting standards.

(5)	The following loans have floor interest rates:

Loan	Floor
Kyle Crossing, Kyle, TX	1 month LIBOR of 2.00%
Terrell Plaza, Terrell, TX	1 month LIBOR of 1.00%
Merriam Village, Merriam, KS	1 month LIBOR of 1.00%
Perimeter Pointe, Atlanta, GA	1 month LIBOR of 2.00%
Town Center Prado, Marietta, GA	1 month LIBOR of 2.00%
Reno Riverside, Reno, NV	5.95%
Summary of Consolidated Debt 6.6

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Joint Venture Debt
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (12 assets)	$168.3		$25.2	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Aiken Exchange, Aiken, SC	7.4		1.1	05/10	4.37
Walks at Highwood Preserve I & II, Tampa, FL	3.7		0.6	05/10	4.37
Oak Summit, Winston Salem, NC	8.2		1.2	06/10	4.27
Warwick Center, Warwick, RI	16.9		2.5	06/10	4.13
Wytheville Commons, Wytheville, VA	5.6		0.8	06/10	4.30
Columbiana Station, Columbia, SC	25.9		3.9	06/10	4.04
Fayette Pavilion I & II, Fayetteville, GA	53.3		8.0	07/10	5.62
North Hill Commons, Anderson, SC	2.5		0.4	11/10	5.24
Cox Creek Shopping Center, Florence, AL	13.9		2.1	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	28.4		4.3	08/12	6.35
Waterfront Town Center, Homestead, PA	37.4		5.6	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	25.2		3.8	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	12.7		1.9	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,330.5		$199.6

DDR Domestic Retail Fund I
Village Ctr, Racine, WI	$13.2		$2.6	04/10	4.44
Paradise Promenade, Davie, FL	6.0		1.2	06/10	4.32
West Falls Plaza, West Patterson, NJ	11.1		2.2	06/10	4.69
Southampton Village, Tyrone, GA	6.7		1.3	05/11	4.66
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.8		2.2	01/13	5.87
Meadows Square, Boynton Beach, FL	2.2		0.4	07/13	6.72
DDR Domestic Retail Fund I (25 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$966.4		$193.3

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.3		$—	12/08	LIBOR + 250
Fairplain Plaza, Benton Harbor, MI	16.0		3.2	09/09	LIBOR + 275
Totem Lake Mall, Kirkland, WA	29.5		5.9	09/09	LIBOR + 275
Coventry II DDR SM (51 assets)	70.2		14.0	03/10	LIBOR + 80
Coventry II DDR SM	32.7		6.5	03/10	LIBOR + 223.65
Buena Park, Buena Park, CA	61.0		12.2	05/10	6.00
Christown Spectrum Mall, Phoenix, AZ	46.0		9.2	01/11	LIBOR + 70
Westover Marketplace, San Antonio, TX	20.8	(2)	4.2	11/11	LIBOR + 350
Watters Creek, Allen, TX	115.9	(2)	11.6	07/12	LIBOR + 300
Watters Creek, Allen, TX	20.5	(2)	2.0	07/12	LIBOR + 600
Marley Creek Square, Orland Park, IL	10.8		1.1	07/12	LIBOR + 125
Summary of Joint Venture Debt 6.7

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Joint Venture Debt (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
Tri County Mall, Cincinnati, OH	11.7	2.3	02/15	10.30
Tri County Mall, Cincinnati, OH	152.7	30.5	02/15	5.66

Total Coventry II	$627.0	$102.8

DDR SAU Retail Fund, LLC
Blockbuster, Marietta, GA	$1.0	$0.2	10/10	4.89
Cascade Crossing, Atlanta, GA	5.0	1.0	10/10	4.89
Hickory Flat Village, Canton, GA	8.7	1.7	10/10	4.89
Flat Shoals Crossing, Decatur, GA	6.1	1.2	10/10	4.76
Deshon Plaza, Stone Mountain, GA	6.0	1.2	10/10	4.76
Shops at John’s Creek, Suwanee, GA	2.8	0.6	10/10	4.89
Waynesboro Commons, Waynesboro, VA	3.2	0.6	10/10	4.89
Brookhaven, Atlanta, GA	10.4	2.1	12/10	4.89
Lewandowski Commons, Lyndhurst, NJ	12.5	2.5	03/11	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4	2.1	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$226.2	$45.2

Sonae Sierra Brazil Limitadas	2.2	1.1	06/10	CDI + 366
Sonae Sierra Brazil Limitadas	27.8	13.9	08/10	CDI + 500
DDRA Community Centers Five (5 assets)	280.0	140.0	08/10	5.30
RVIP VIII, Austin, TX	23.4	6.0	01/11	LIBOR + 100
RVIP VII (2 assets)	68.5	14.4	04/11	LIBOR + 400
Sun Center Limited, Columbus, OH	12.1	9.6	04/11	8.48
Sun Center Limited, Columbus, OH	5.8	4.6	05/11	5.42
RO & SW Realty LLC	23.2	5.8	06/11	5.96
DOTRS LLC, Macedonia, OH	21.0	10.5	08/11	6.05
RVIP IIIB, Deer Park, IL	60.0	15.5	10/11	5.59
Jefferson County Plaza LLC, Arnold, MO	3.6	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15
Summary of Joint Venture Debt 6.8

Developers Diversified Realty Corporation
Quarterly Financial Supplement
For the three months ended March 31, 2010
Summary of Joint Venture Debt (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
DPG Realty Holdings LLC, Tonawanda, NY	4.4	0.4	05/17	7.63
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95
Sonae Sierra Brazil Limitadas	62.4	31.2	12/20	8.50

Total	$4,151.9	$855.3

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,456.6	$735.1	4.6 years	6.01%
Variable Rate	695.3	120.2	1.4 years	3.00%

	$4,151.9	$855.3	4.0 years	5.51%

Notes:

(1)	Assumes borrower extension options are exercised.

(2)	The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 1.50%
Summary of Joint Venture Debt 6.9

Developers Diversified Realty
Quarterly Financial Supplement
For the year ended December 31, 2009

Corporate Headquarters	Investor Relations

3300 Enterprise Parkway	Kate Deck
Beachwood, Ohio 44122	Toll Free: (877) 225-5337
Main: (216) 755-5500	Direct: (216) 755-6408
Website: www.ddr.com	Email: kdeck@ddr.com

Equity Research Coverage

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Jehan Mahmood	jehan.mahmood@gs.com	(212) 902-2646

Green Street Advisors
Jim Sullivan	jsullivan@greenstreetadvisors.com	(949) 640-8780
Nick Vedder	nvedder@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

Macquarie
David Wigginton	dave.wigginton@macquarie.com	(212) 231-6380

Banc of America / Merrill Lynch
Craig Schmidt	craig_schmidt@ml.com	(212) 449-1944
Lindsay Schroll	lindsay_schroll@ml.com	(212) 449-6246

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
Joe Dazio	joseph.c.dazio@jpmorgan.com	(212) 622-6416

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280

Fixed Income Research Coverage

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455
Investor Contact Information 7.0